Exhibit 1.7

Industry Canada	Industrie Canada

Certificate of Amalgamation	Certificat de fusion

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

ADHEREX TECHNOLOGIES INC.	424736-1

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.	Je certifie que la société susmentionnée est issue d’une fusion, en vertu de 1’article 185 de la Loi canadienne sur les sociétés par actions, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

June 29, 2004 / le 29 juin 2004

Director - Directeur	Date of Amalgamation - Date de fusion

Industry Canada	Industrie Canada	FORM 9 ARTICLES OF AMALGAMATION (SECTION 185)	FORMULAIRE 9 STATUTS DE FUSION (ARTICLE 185)
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

1 — Name of the Amalgamated Corporation		Dénomination sociale de la société Issue de la fusion
ADHEREX TECHNOLOGIES INC.

2 — The province or territory in Canada where the registered office is to be situated		La province ou le territoire au Canada où se sltuera le siège social
ONTARIO

3 — The classes and any maximum number of shares that the corporation is authorized to issue		Catégories et tout nombre maximal d’actions que la société est autorisee à emettre

The Corporation is authorized to issue an unlimited number of shares of one class, designated as “Common Shares” which shares shall have the rights, privileges, restrictions and conditions as set-out in Schedule “A” attached hereto.

4 — Restrictions, if any, on share transfers		Restrictions sur le transfert des actions, s’il y a lieu
None

5 — Number (or minimum and maximum number) of directors		Nombre (ou nombre minimal et maximal) d’administrateurs
Minimum of One (1), Maximum of Twelve (12)

6 — Restrictions, if any, on business the corporation may carry on		Limites imposées à l’activite commerciale de la société, s’il y a lieu

There are no restrictions on the business the Corporation may carry on or on the powers the Corporation may exercise.

7 — Other provisions, if any		Autres dispositions, s’il y a lieu
None.

8 — The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:		La fusion a été approuvée en accord avec l‘article ou le paragraphe dela Loi indiqué ci-après
☐ 183
☒ 184(1)
☐ 184(2)

9 — Name of the amalgamating corporations Dénomination sociále des sociétés fusionnantes	Corporation No. Node la société	Signature	Date	Title Titre	Tel. No. Node tél.
Adherex Research Corp.	424734–5	[SIGNATURE ILLEGIBLE]	June 25, 2004	Secretary	(613)738 8000

Adherex Technologies Inc.	389202–6	[SIGNATURE ILLEGIBLE]	June 25, 2004	Secretary	(613)738 8000

FOR DEPARTMENTAL USE ONLY – A L’USAGE DU MINISTERE SEULEMENT
424736–1

IC 3190 (2003/06)

JUL 07 2004

SCHEDULE “A”

Common Shares

The holders of the Common Shares shall be entitled to:

(a)	to vote at all meetings of shareholders of the Corporation except meetings at which only holders of a specified class of shares are entitled to vote;

(b)	to receive, subject to the rights of the holders of any other classes of shares, any dividends declared by the Corporation; and

(c)	to receive, subject to the rights of the holders of any other classes of shares, the remaining property of the Corporation on the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.